UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 14, 2011
CHATHAM LODGING TRUST
(Exact name of Registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation or Organization)	001-34693 (Commission File Number)	27-1200777 (I.R.S. Employer Identification No.)

50 Cocoanut Row, Suite 216 Palm Beach, Florida (Address of principal executive offices)	33480 (Zip Code)
(561) 802-4477
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed from last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
This Form 8-K/A amends and supplements the registrant’s Form 8-K, as filed on July 18, 2011, to include historical financial statements and unaudited pro forma financial information required by Item 9.01 (a) and (b).
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
Combined financial statements for the following hotels:
Residence Inn Anaheim in Garden Grove, CA
Residence Inn in Mission Valley, CA
Residence Inn in Tysons Corner, VA
Doubletree Guest Suites in Washington, D.C.
Homewood Suites in San Antonio, TX
     Report of Independent Certified Public Accountants
Combined Balance Sheets as of June 30, 2011 (Unaudited) and December 31, 2010 and 2009
Combined Statements of Operations for the six-month periods ended June 30, 2011 and 2010 (Unaudited), and for the years ended December 31, 2010, 2009 and 2008
Combined Statements of Owner’s Equity for the six-month period ended June 30, 2011 (Unaudited), and for the years ended December 31, 2010, 2009 and 2008.
Combined Statements of Cash Flows for the six-month periods ended June 30, 2011 and 2010 (Unaudited), and for the years ended December 31, 2010, 2009 and 2008
Notes to Combined Financial Statements
(b) Pro Forma Financial Information.
Chatham Lodging Trust
     Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2011
     Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2011
     Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2010
(c) Exhibits.

Exhibit
Number	Description
23.1	Consent of PricewaterhouseCoopers LLP

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHATHAM LODGING TRUST
Date: September 23, 2011	By:	/s/ Dennis M. Craven
Dennis M. Craven
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
23.1	Consent of PricewaterhouseCoopers LLP

5 SISTERS HOTEL PORTFOLIO
(Debtor-in-Possession)
Unaudited Condensed Combined — Financial Statements
June 30, 2011

5 Sisters Hotel Portfolio
(Debtor in Possession)
Condensed Combined Balance Sheets
(in thousands)

	June 30, 2011	December 31, 2010
	(unaudited)
ASSETS
Investment in hotel properties, net	$177,230	$177,024
Cash and cash equivalents	1,456	1,084
Restricted cash	2,549	5,255
Hotel receivable, (net of allowance for doubtful accounts of $26 and $24, respectively)	675	548
Deferred costs, net	424	560
Prepaid expenses and other assets	4	539

Total assets	$182,338	$185,010

LIABILITIES AND OWNER’S EQUITY
Debt	$6,400	$6,400
Accounts payable and accrued expenses	2,604	2,878
Liabilities subject to compromise	167,711	164,085

Total liabilities	176,715	173,363

Owner’s Equity:
Owner’s equity	5,623	11,647

Total owner’s equity	5,623	11,647

Total liabilities and owner’s equity	$182,338	$185,010

The accompanying notes are an integral part of these condensed combined financial statements.

5 Sisters Hotel Portfolio
(Debtor in Possession)
Condensed Combined Statements of Operations (Unaudited)
(in thousands)

	For the Six	For the Six
	Months Ended	Months Ended
	June 30, 2011	June 30, 2010
Revenue:
Hotel operating revenue:
Room	$15,593	$15,810
Other	1,207	964

Total revenue	16,800	16,774

Expenses:
Hotel operating expenses:
Room	3,204	2,936
Other	5,958	5,646

Total hotel operating expenses	9,162	8,582
Depreciation and amortization	2,913	2,973
Property taxes and insurance	1,168	1,465

Total operating expenses	13,243	13,020

Operating income	3,557	3,754
Interest expense, including amortization of deferred fees	(4,235)	(5,000)

Net loss	$(678)	$(1,246)

The accompanying notes are an integral part of these condensed combined financial statements.

5 Sisters Hotel Portfolio
(Debtor in Possession)
Condensed Combined Statements of Owner’s Equity (Unaudited)
For the Six Months Ended June 30, 2011
(in thousands)

Owner’s Equity
Balance at December 31, 2010	$11,647
Distributions	(5,346)
Net loss	(678)

Balance at June 30, 2011	$5,623

The accompanying notes are an integral part of these condensed combined financial statements.

5 Sisters Hotel Portfolio
(Debtor in Possession)
Condensed Combined Statement of Cash Flows (Unaudited)
(In thousands)

	For the six months ended
	June 30
	2011	2010
Cash flows from operating activities:
Net loss	$(678)	$(1,246)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,913	2,973
Interest expense capitalized to debt	—	126
Amortization of deferred loan issuance costs	128	82
Changes in assets and liabilities:
Hotel receivables	(127)	(429)
Deferred costs	(6)	—
Prepaid expenses and other assets	535	106
Accounts payable and accrued expenses	3,352	2,817

Net cash provided by operating activities	6,117	4,429

Cash flows from investing activities:
Improvements and additions to hotel properties	(3,105)	(69)
Restricted cash	2,706	(315)

Net cash used in investing activities	(399)	(384)

Cash flows from financing activities:
Payments of debt	—	(619)
Capital distributions	(5,346)	(3,455)

Net cash used in financing activities	(5,346)	(4,074)

Net change in cash and cash equivalents	372	(29)
Cash and cash equivalents, beginning of period	1,084	1,123

Cash and cash equivalents, end of period	$1,456	$1,094

Supplemental disclosure of cash flow information:
Cash paid for interest	$225	$3,341

Supplemental disclosure of non-cash information:

Accrued improvements and additions to hotel properties	$24	$4

During 2011, the company transferred the following:

a) $257 from liabilities subject to compromise to accounts payable and accrued expenses.

b) $3,883 of accrued interest to liabilities subject to compromise.
The accompanying notes are an integral part of these condensed combined financial statements.

5 Sisters Hotel Portfolio
(Debtor in Possession)
Notes to Condensed Combined Financial Statements (Unaudited)
(1) General
     The statements presented herein have been prepared in conformity with accounting principles generally accepted in the United States of America and should be read in conjunction with the audited balance sheet as of December 31, 2010, and the related statements of operations, changes in owner’s equity, and cash flows for the year ended December 31, 2010. The 5 Sisters Hotel Portfolio includes the Residence Inn Anaheim, Residence Inn San Diego Mission Valley, Residence Inn Tysons Corner, Doubletree Guest Suites Washington, D.C. and Homewood Suites on the Riverwalk San Antonio. In the opinion of management, all adjustments that are deemed necessary have been made in order to fairly present the unaudited interim financial statements for the period and accounting policies have been consistently applied.
(2) Investment in Hotel Properties, net
     Investment in hotel properties, net consists of the following at June 30, 2011 and December 31, 2010 (in thousands):

	June 30, 2011	December 31, 2010
Land	$27,444	$27,444
Building and improvements	162,086	161,328
Furniture, fixtures, and equipment	7,953	7,725

Subtotal	197,483	196,497
Less: accumulated depreciation	(20,253)	(19,473)

Investment in hotel properties, net	$177,230	$177,024

(3) Liabilities Subject to Compromise
     As a result of the bankruptcy reorganization plan there are certain liabilities that have been reclassed to Liabilities Subject to Compromise (“LSTC”) on the accompanying Condensed Combined Balance Sheets. The following is a detailed list of these liabilities at June 30, 2011 and December 31, 2010 (in thousands):

	June 30, 2011	December 31, 2010
Debt	$158,191	$158,191
Accrued Interest	10,223	6,340
Real estate taxes payable	—	194
LSTC — Accounts Payable	2,347	2,253
LSTC — Adequate Protection Pay	(3,050)	(2,893)

Total	$167,711	$164,085

     LSTC — Accounts Payable represents pre petition liabilities to general creditors. LSTC — Adequate Protection Pay represents payments that have been advanced to the lenders as part of the bankruptcy proceedings.
(4) Interest Expense
     The Company filed for bankruptcy on July 19, 2010. As a result of the bankruptcy reorganization there was no additional interest recognized on the debt related to Residence Inn Anaheim, Garden Grove, CA after the bankruptcy filing date. The additional contractual interest for 2011 would have been $1,119.

5 SISTERS HOTEL PORTFOLIO
(Debtor-in-Possession)
Combined Financial Statements
For the Years Ended December 31, 2010, 2009 and 2008

Report of Independent Certified Public Accountants
To the Shareholders of Chatham Lodging Trust
In our opinion, the accompanying combined balance sheets and the related combined statements of operations, of owner’s equity and of cash flows present fairly, in all material respects, the financial position of 5 Sisters Hotel Portfolio (Debtor in Possession) (the “ Company”) at December 31, 2010 and 2009 and the results of its operations and its cash flows for the years ended December 31, 2010, 2009 and, 2008 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
/s/ PricewaterhouseCoopers LLP
Fort Lauderdale, Florida
September 23, 2011

5 Sisters Hotel Portfolio
(Debtor in Possession)
Combined Balance Sheets
(in thousands)

	December 31, 2010	December 31, 2009
ASSETS
Investment in hotel properties, net	$177,024	$183,891
Cash and cash equivalents	1,084	1,123
Restricted cash	5,255	815
Hotel receivable, (net of allowance for doubtful accounts of $24 and $20, respectively)	548	540
Deferred costs, net	560	1,380
Prepaid expenses and other assets	539	385

Total assets	$185,010	$188,134

LIABILITIES AND OWNER’S EQUITY
Debt	$6,400	$158,049
Accounts payable and accrued expenses	2,878	3,248
Liabilities subject to compromise	164,085	—

Total liabilities	173,363	161,297

Owner’s Equity
Owner’s equity	11,647	26,837

Total owners’s equity	11,647	26,837

Total liabilities and owner’s equity	$185,010	$188,134

The accompanying notes are an integral part of these combined financial statements.

5 Sisters Hotel Portfolio
(Debtor in Possession)
Combined Statements of Operations
(in thousands)

	Year Ended	Year Ended	Year Ended
	December 31, 2010	December 31, 2009	December 31, 2008
Revenue:
Room	$31,533	$30,091	$36,155
Other	2,016	1,972	2,511

Total revenue	33,549	32,063	38,666

Expenses:
Hotel operating expenses:
Room	6,108	5,345	6,197
Other	11,533	10,854	11,994

Total hotel operating expenses	17,641	16,199	18,191
Depreciation and amortization	5,941	5,424	6,104
Property taxes and insurance	2,694	2,746	2,643
Impairment charges	3,348	—	—

Total operating expenses	29,624	24,369	26,938

Operating income	3,925	7,694	11,728

Interest and other income	—	1	3
Interest expense, including amortization of deferred fees	(10,749)	(10,162)	(10,160)

Net income (loss)	$(6,824)	$(2,467)	$1,571

The accompanying notes are an integral part of these combined financial statements.

5 Sisters Hotel Portfolio
(Debtor in Possession)
Combined Statements of Owner’s Equity
For the years ended December 31,2010, 2009 and 2008
(in thousands)

Owner’s Equity
Balance at January 1, 2008	$32,980
Distributions	(2,685)
Net income	1,571

Balance at December 31, 2008	$31,866
Distributions	(2,562)
Net loss	(2,467)

Balance at December 31, 2009	$26,837
Distributions	(8,366)
Net loss	(6,824)

Balance at December 31, 2010	$11,647

The accompanying notes are an integral part of these combined financial statements.

5 Sisters Hotel Portfolio
(Debtor in Possession)
Combined Statements of Cash Flows
(In thousands)

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2010	2009	2008
Cash flows from operating activities:
Net income (loss)	$(6,824)	$(2,467)	$1,571
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	5,941	5,424	6,104
Interest expense capitalized to debt	1,730	253	253
Amortization of deferred loan issuance costs	161	165	142
Impairment charges on investment in hotels	3,348	—	—
Changes in assets and liabilities:
Hotel receivables	(8)	75	31
Deferred costs	(79)	—	375
Prepaid expenses and other assets	(154)	100	(90)
Accounts payable and accrued expenses	5,138	(195)	194

Net cash provided by operating activities	9,253	3,355	8,580

Cash flows from investing activities:
Improvements and additions to hotel properties	(2,008)	(1,046)	(6,511)
Restricted cash	(4,440)	29	397

Net cash used in investing activities	(6,448)	(1,017)	(6,114)

Cash flows from financing activities:
Proceeds from issuance of debt	6,400	—	—
Payments of debt	(619)	(221)	—
Payment of deferred financing fees	(259)	—	—
Capital distributions	(8,366)	(2,562)	(2,685)

Net cash used in financing activities	(2,844)	(2,783)	(2,685)

Net change in cash and cash equivalents	(39)	(445)	(219)
Cash and cash equivalents, beginning of period	1,123	1,568	1,787

Cash and cash equivalents, end of period	$1,084	$1,123	$1,568

Supplemental disclosure of cash flow information:
Cash paid for interest	$3,341	$9,738	$9,765

Supplemental disclosure of non-cash information:
Accrued improvements and additions to hotel properites	$386	$8	$291
     During 2010, the company transferred the following:
          a) $2,421 from accounts payable and accrued expenses to liabilities subject to compromise.
          b) $158,191 of debt to liabilities subject to compromise.
          c) $3,473 of accrued interest to liabilities subject to compromise.
The accompanying notes are an integral part of these combined financial statements.

5 Sisters Hotel Portfolio
(Debtor in Possession)
Notes to Combined Financial Statements
(in thousands, except share data)
1. Business and Basis of Presentation
     These financial statements represent the 5 hotels (collectively, the “5 Sisters Hotel Portfolio” or the “Hotels”) that were sold to affiliates of Chatham Lodging Trust as part of the bankruptcy reorganization plan of affiliates of Innkeepers USA Trust (which we refer to herein as “Innkeepers” or the “Company”). The reorganization plan was approved on June 24, 2011. All of the hotels were acquired or developed by Innkeepers prior to January 1, 2008 and under Innkeepers’ control for all periods presented. Following the filing for bankruptcy, under Chapter 11 on July 19, 2010, Innkeepers became a “debtor in possession”. This term refers to a debtor that will retain ownership and control of its assets and continue to operate the business during the bankruptcy proceedings.
     As of December 31, 2010, the 5 Sisters Hotel Portfolio included 5 hotels with an aggregate of 764 rooms/suites (“the Hotels”). A series of indirect, wholly-owned taxable REIT subsidiaries (“the TRSs”) lease the hotels from Innkeepers USA Limited Partnership (the “Partnership”). Island Hospitality Management Inc. (the “IH Manager”) manages all of the hotels. The hotels are comprised of three Residence Inn hotels, one Homewood Suites by Hilton hotel and one Doubletree Guest Suites hotel. The hotels are located in 3 states and Washington, D.C., with two hotels located in California, one in Virginia and one in Texas.
     Innkeepers’ operates for federal income tax purposes as a real estate investment trust (“REIT”). Generally a REIT does not incur tax liabilities assuming it complies with certain provisions of the Internal Revenue Code, The 5 Sisters Hotel Portfolio is leased to wholly owned TRSs of Innkeepers. The rent, which is eliminated in connection with the preparation of these combined financial statements, has the effect of offsetting the majority of any taxable income generated by the Hotels operating activities, or for certain hotels in certain periods, generating taxable losses.
     Debt balances and related interest expense are allocated based on consideration of the Hotels as collateral for specific debt. The Hotels are expected to have a capital structure different than Innkeepers post acquisition; accordingly, interest expense and amortization of loan issuance costs is not necessarily indicative of the interest expense that the Hotels would have incurred as a separate, independent company.
2. Summary of Significant Accounting Policies
     Basis of Presentation. The combined financial statements have been prepared on the accrual basis of accounting and in accordance with accounting principles generally accepted in the United States of America. All inter-company accounts and transactions have been eliminated. These financial statements are being presented on a combined basis as the 5 Sisters Hotel Portfolio and the TRSs are under common management and control.
     Use of estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the purchase price allocations, the allowance for doubtful accounts, fair value of hotels that are held for sale or impaired, and future taxable income to assess the valuation allowance for deferred taxes.
     Investment in hotel properties. Hotel properties are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of the assets (1 to 5 years for furniture and equipment and 20 to 40 years for buildings and improvements). Costs directly related to the acquisition and development of hotels are capitalized. Property taxes and insurance, and interest incurred, are also capitalized during the development period. Maintenance and repairs are charged to operations as incurred.

5 Sisters Hotel Portfolio
(Debtor in Possession)
Notes to Combined Financial Statements
(in thousands, except share data)
     The Company reviews its hotels for impairment on an annual basis or when events or changes in business circumstances indicate that the value of the assets on its books may be impaired. If circumstances support the possibility of impairment, the Company prepares an analysis of the fair value of the hotel properties by using the estimated cash flows excluding interest charges over the shorter of the estimated remaining holding periods or the useful life of the hotel.
     To calculate the estimated cash flows, the Company uses a combination of historical and projected cash flows and other available market information, such as recent sales prices for similar assets in specific markets. Management uses considerable subjective and complex judgments in determining the assumptions used to estimate the fair value and undiscounted cash flows, and believes these are assumptions that would be consistent with the assumptions of market participants. The evaluation of anticipated cash flows is highly subjective and is based in part on assumptions regarding future occupancy, average daily rates and capital requirements that could differ materially from actual results in future periods. In addition, changes in market conditions or other circumstances which affect the Company’s intent or ability to hold and use a hotel property may result in the recognition of an impairment loss and such loss could be material.
     Cash and cash equivalents. All highly liquid cash investments with a maturity of three months or less when purchased are considered to be cash equivalents. Cash equivalents are placed with reputable institutions and the balances may at times exceed federally insured deposit levels; however, the Company has not experienced any losses in such accounts.
     Restricted cash reserves. Restricted cash reserves include amounts required to be held in escrow by certain lenders for the payment of debt service, property taxes and insurance and additional capital expenditures.
     Post petition accounting. The Company is required to separate liabilities incurred between pre petition and post petition bankruptcy filing for all periods subsequent to July 19, 2010. The pre petition liabilities are segregated on the balance sheet under the title “Liabilities Subject to Compromise”. These liabilities have the possibility of not being repaid at the full claim amount.
     Accounts receivable. Accounts receivable consists of amounts owed by guests staying in the hotels at December 31, 2010 and 2009 and amounts due from business customers or groups. The allowance for doubtful accounts is maintained at a level believed to be adequate to absorb estimated losses. Evaluation of the adequacy of the allowance is primarily based on past loss experience, current economic conditions, and other relevant factors. The allowance for doubtful accounts is $24 and $20 at December 31, 2010 and 2009, respectively.
     Prepaids. Prepaids consist primarily of prepaid insurance and are expensed over the term of the insurance contracts on a straight line basis.
     Deferred and other. Deferred and other are recorded at cost and consist of the following at December 31, 2010 and 2009:

	2010	2009
Deferred loan costs	$259	$1,466
Franchise fees	390	390
Other	80	0

	729	1,856
Accumulated amortization	(169)	(476)

	$560	$1,380

     Deferred loan costs are amortized using the interest method over the original terms of the related indebtedness. Franchise fees represent cash paid to apply for and obtain franchise licenses. Amortization of franchise fees is computed using the straight-line method over the life of the franchise agreements. Deposits on acquisitions and pre-development costs are included in deferred expenses until the respective hotel is acquired or opened. Costs for hotels ultimately not acquired or development projects that do not occur are written off in the period such determination is made. For the periods ended December 31, 2010, 2009 and 2008, the Company did not write off any costs for cancelled projects. The Pre-petition debt at December 31, 2010 was reclassed from deferred loan costs to liabilities subject to compromise. The 2010 deferred loan costs represent the costs associated with the post petition debt.

5 Sisters Hotel Portfolio
(Debtor in Possession)
Notes to Combined Financial Statements
(in thousands, except share data)
     Revenue recognition. Hotel operating revenue is recognized as earned on an accrual basis consistent with the hotel operations. Other revenue is mainly comprised of guaranteed no-show, meeting rooms, parking, in-room entertainment, and laundry. Additionally, the Company collects sales, use, occupancy and similar taxes at our hotels which we present on a net basis (excluded from revenues) on the statement of operations.
     Fair value of financial instruments. The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate fair value due to the short maturity of these instruments. In determining the current market interest rate, the Company adds its estimate of a market spread to the quoted yields on federal government treasury securities with maturities similar to its debt. See Note 4.
     Interest Expense. The Company filed for bankruptcy on July 19, 2010. As a result of the bankruptcy reorganization there was no additional interest recognized on the debt related to Residence Inn Anaheim, Garden Grove, CA after the bankruptcy filing date. The additional contractual interest for 2010 would have been $1,001.
3. Investment in Hotel Properties, net
          Investment in hotel properties, net consists of the following at December 31, 2010 and 2009:

	December 31, 2010	December 31, 2009
Land	$27,444	$27,444
Building and improvements	161,328	162,305
Furniture, fixtures, and equipment	7,725	9,115

Subtotal	196,497	198,864
Less: accumulated depreciation	(19,473)	(14,973)

Investment in hotel properties, net	$177,024	$183,891

5 Sisters Hotel Portfolio
(Debtor in Possession)
Notes to Combined Financial Statements
(in thousands, except share data)
4. Debt
     Debt is comprised of the following at December 31, 2010 and 2009:

Pre Petition Debt	Interest Rate	Interest Rate	Monthly Payment				Collateralized by Hotels		Principal Balance
								12/31/10
	2010	2009	Amount	Beginning		Maturity	# of Hotels	Carrying Value	2010 (4)	2009
Fixed rate debt
Mortgage loans	6.03	6.03	451	11/2009	(1)	09/2016	3	88,493	74,575	74,864
Mortgage loans	5.98	5.98	508	12/2009	(1)	11/2016	2	88,531	84,585	84,915

							5	$177,024	159,160	159,779

Mortgage adjustment (2)	—	—	—	11/2009		11/2016			0	(1,730)

									$159,160	$158,049

Post Petition Debt	Interest Rate	Interest Rate	Monthly Payment				Collateralized by Hotels		Principal Balance
								12/31/10
	2010	2009	Amount	Beginning		Maturity	# of Hotels	Carrying Value	2010	2009
Variable rate debt
Five Mile — Debtor in Possession	7.00	0%	19	09/2010	(3)	09/2011	2	$76,711	$6,400	$0

(1)	Interest only is due monthly until principal amortization begins at the date indicated in the “Beginning” column.

(2)	Principal balance excludes $1,730 at December 31, 2009 comprised of a fair market value adjustment on five mortgage loans which are amortized over the term of the loans. The adjustment was reduced to zero when the company filed for bankruptcy.

(3)	Interest only is due monthly until the principal becomes due on the maturity date as indicated.

(4)	Debt balance in 2010 comprised of pre petition debt reclassed to liabilities subject to compromise. See Note 5.
     Future scheduled principal payments for the Company’s debt at December 31, 2010 are as follows:

Year	Amount
2011	$8,513
2012	2,244
2013	2,382
2014	2,529
2015	2,685
Thereafter	147,207

$165,560

     For purposes of disclosure, the Company presents the estimated fair value of its debt. At December 31, 2010, the estimated fair value of the pre petition fixed rate debt was approximately $134 million. The fair value of the debt was determined based on one or more of the following factors: (i) interest rates and/or interest rate spreads for loans of comparable quality and maturity, (ii) the value of the underlying collateral, (iii) the credit risk of the borrower and (iv) discussions with existing lenders regarding pricing to obtain similar borrowings. At December 31, 2010, the estimated fair value of the post petition debt was estimated to approximate the carrying value given the recent origination of the post-petition debt and discussions with existing lenders regarding pricing to obtain similar borrowings. Considerable judgment is required in interpreting market data to develop the estimates of fair value and, accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a market exchange.

5 Sisters Hotel Portfolio
(Debtor in Possession)
Notes to Combined Financial Statements
(in thousands, except share data)
5. Liabilities Subject to Compromise
     As a result of the bankruptcy reorganization plan there are certain liabilities that have been reclassed to Liabilities Subject to Compromise on the accompanying Combined Balance Sheets. The following is a detailed list of these liabilities at December 31, 2010:

Debt	$158,191
Accrued Interest	6,340
Real estate taxes payable	194
LSTC — Accounts Payable	2,253
LSTC — Adequate Protection Pay	(2,893)

Total	$164,085

     LSTC — Accounts Payable represents pre petition liabilities to general creditors. LSTC — Adequate Protection Pay represents payments that have been advanced to the lenders as part of the bankruptcy proceedings.
6. Commitments and Contingencies
     The hotels are directly responsible under the franchise agreements. The Company has guaranteed the TRSs obligations under their hotel franchise agreements with Marriott and Hilton, and the Company’s subsidiaries that own hotels subject to franchise agreements have effectively guaranteed those franchise agreements.
     The hotels are currently managed by Island Hospitality Management. The management agreements expire on April 30, 2011 and will extend for successive 30 day periods unless either party provides a 30 day written notice to terminate. Management fees were 2% of gross revenue until October 31, 2010 and could be increased to 2.5% of gross revenue. If certain financial thresholds are met or exceeded, an incentive management fee equal to 30% of the hotels net operating income is also due subject to a maximum incentive fee equal to 1% of gross revenue.
     The Company is not presently a defendant to any other material litigation, nor, to its knowledge, is any material litigation threatened against the Company or its properties, other than routine litigation arising in the ordinary course of business and which is expected to pose no material financial risk to the Company and/or is expected to be covered by insurance policies.
7. Impairment Charges
     The Company’s evaluation of the properties for impairment in 2010 using the usual methods as described in Note 2, did not identify any impairments, however, in light of the pending sale and the shortened holding period there were two properties that had a carrying value in excess of fair value. The following table presents the hotel properties measured at fair value and the related impairment charges recorded for the year ended December 31, 2010 which represents the excess of the carrying value over the fair value:

5 Sisters Hotel Portfolio
(Debtor in Possession)
Notes to Combined Financial Statements
(in thousands, except share data)

Total Impairment
December 31, 2010	Charges
Homewood Suites on the Riverwalk, San Antonio	$842
Residence Inn Anaheim Garden Grove, CA	2,506

$3,348

     There were no impairments recorded in 2009 or 2008.
8. Fair Value Measurements
     The Company adopted the applicable accounting guidance for fair value measurements. This guidance clarifies the definition of fair value, describes the method used to appropriately measure fair value in accordance with generally accepted accounting principles and expands fair value disclosure requirements. This statement applies whenever other accounting pronouncements require or permit fair value measurements.
     The fair value hierarchy established under this guidance prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement).
The three levels of the fair value hierarchy are as follows:
Level 1—Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis.
Level 2—Pricing inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace.
Level 3—Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value from the perspective of a market participant.
     The following tables show the Company’s assets and liabilities carried at fair value on a non-recurring basis:

	Fair Value Measurements as of December 31, 2010
	Balance at
	December 31, 2010	Level 1	Level 2	Level 3
Assets:
Properties carried at fair value	$70,007	$—	$—	$70,007
     The following information details the changes in the fair value measurements using significant unobservable inputs (Level 3) for the twelve months ended December 31, 2010:

5 Sisters Hotel Portfolio
(Debtor in Possession)
Notes to Combined Financial Statements
(in thousands, except share data)

Assets
Beginning balance	$—
Transfers into Level 3	73,355
Recognized losses (included in statement of operations):
Impairment provision	(3,348)

Ending Balance	$70,007

9. Shared Services
     Innkeepers entered into a shared services agreement with the IH Manager pertaining to certain (i) shared services, (ii) shared facilities and (iii) the engagement of certain of each of the Innkeepers or IH Manager’s employees. Costs incurred under the shared services agreement are based on each specific underlying shared service. The shared services agreement may be terminated by either party upon giving thirty (30) days notice. These costs are included in general and administrative expenses on the Combined Statement of Operations through the allocation of such expenses from Innkeepers to the 5 Sisters Hotel Portfolio.
10. Liquidity and Capital Resources
     The Company is obligated under its franchise agreements to maintain a minimum condition level of its hotels. In order to maintain certain condition levels, the Company must renovate its hotels to meet existing franchisor standards or implement franchisor required standards such as flat panel televisions. The timing of the renovations is agreed-upon between the Company and the franchisor and the franchisor will typically mandate a date upon which required standards are due. The Company is currently in negotiations with certain of its franchisors to extend the due dates upon which certain renovations are due. Although the Company is required to fund into restricted cash accounts 4%-5% of gross revenues for future improvements at hotels under certain mortgage loans, this money may not be sufficient to complete the renovations and there may be insufficient capital to fund any shortfall. The Company may default under its franchise agreements if it fails to complete the renovations in accordance with the timelines required by the franchisors. If defaults remain uncured, the Company could lose significant revenue if hotels had to operate without a franchise license from Marriott or Hilton.
11. Subsequent Events
     On July 14, 2011, the sale of the 5 Sisters Hotel Portfolio was completed for $195.0 million plus customary pro-rated amounts and closing costs. At closing the loans were paid down $25.0 million and the purchaser assumed five individual loans aggregating $134.2 million at a weighted average interest rate of 6 percent and with maturity dates in 2016. The portfolio included the following hotels: Residence Inn Anaheim Garden Grove, Residence Inn San Diego, Residence Inn Tysons Corner, Doubletree Guest Suites Washington, D.C. and Homewood Suites on the Riverwalk San Antonio. The five hotels were purchased by Chatham Lodging Trust.
     The Company has evaluated subsequent events from the balance sheet date through September 23, 2011, the date the financial statements were available to be issued, and concluded there were no other events or transactions during this period that required recognition or disclosure in its financial statements.

\

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION OF CHATHAM LODGING TRUST
     Chatham Lodging Trust (“Chatham”) was formed as a Maryland real estate investment trust (“REIT”) on October 26, 2009. Chatham completed its initial public offering (“IPO”) and concurrent private placement of common shares of beneficial interest on April 21, 2010. Chatham raised approximately $158.7 million, net of underwriting discounts and commissions and other offering costs. On February 8, 2011, Chatham completed a second public offering of common shares, raising approximately $69.4 million, net of underwriting discounts and commissions and other offering costs.
     On April 23, 2010, Chatham acquired six Homewood Suites by Hilton® hotels (the “Initial Hotels”) for an aggregate purchase price of $73.5 million, plus customary pro-rated amounts and closing costs from wholly owned subsidiaries of RLJ Development, LLC (“RLJ”). The Initial Hotels which contain an aggregate of 813 rooms are as follows:
•	Homewood Suites by Hilton® Boston — Billerica/Bedford/Burlington; Billerica, Mass.; 147 rooms.

•	Homewood Suites by Hilton® Hartford — Farmington; Farmington, Conn.; 121 rooms.

•	Homewood Suites by Hilton® Minneapolis — Mall of America; Bloomington, Minn.; 144 rooms.

•	Homewood Suites by Hilton® Dallas — Market Center; Dallas, Texas; 137 rooms.

•	Homewood Suites by Hilton® Orlando — Maitland; Maitland, Fla.; 143 rooms.

•	Homewood Suites by Hilton® Nashville — Brentwood; Brentwood, Tenn.; 121 rooms.
     On July 2, 2010, Chatham acquired the 120-room Hampton Inn & Suites® Houston-Medical Center in Houston, Texas for a cash purchase price of $16.2 million, plus customary pro-rated amounts and closing costs, from Moody National 1715 OST Houston S, LLC and Moody National 1715 OST Houston MT, LLC.
     On August 3, 2010, Chatham acquired the 124-room Residence Inn by Marriott® Holtsville in Holtsville, New York for a cash purchase price of $21.3 million, plus customary pro-rated amounts and closing costs, from Holtsville Hotel Group, LLC.
     On August 24, 2010, Chatham acquired the 105-room Courtyard by Marriott® Altoona in Altoona, Pennsylvania for a cash purchase price of $11.0 million, plus customary pro-rated amounts and closing costs, from Moody National CY Altoona PA, LLC and the 86-room SpringHill Suites by Marriott® Washington in Washington, Pennsylvania for a cash purchase price of $11.7 million, plus customary pro-rated amounts and closing costs, from Moody National SHS Washington PA, LLC. On September 23, 2010, Chatham acquired the 133-room Residence Inn by Marriott® White Plains in White Plains, New York for a cash purchase price of $20.9 million, plus customary pro-rated amounts and closing costs, from Moody National White Plains S, LLC and Moody National White Plains MT, LLC. The acquisitions of the Altoona, Washington and White Plains Hotels are hereafter referred to as the “Moody Acquisition”.
     On October 5, 2010, Chatham acquired the 124-room Residence Inn by Marriott® New Rochelle in New Rochelle, New York for a cash purchase price of $20.7 million, plus customary pro-rated amounts and closing costs, from New Roc Hotels, LLC.
     On November 3, 2010, Chatham acquired the 145-room Homewood Suites by Hilton® in Carlsbad, California for a cash purchase price of $32.0 million, plus customary pro-rated amounts and closing costs, from Royal Hospitality Washington, LLC and Lee Estates, LLC.
     On July 14, 2011, Chatham acquired five hotels for an aggregate purchase price of $195.0 million, plus customary pro-rated amounts and closing costs from affiliates of Innkeepers USA Trust (the “5 Sisters”) Chatham funded the 5 Sisters with available cash, restricted cash, the assumption of debt and borrowings under Chatham’s secured revolving credit facility. The 5 Sisters are as follows:
•	Residence Inn by Marriott® Anaheim —Garden Grove, CA.; 200 rooms.

•	Homewood Suites by Hilton® San Antonio Riverwalk — San Antonio, TX.; 146 rooms.

•	Residence Inn by Marriott® Tysons Corner — Vienna, VA.; 121 rooms.

•	Doubletree Guest Suites by Hilton® Washington DC — Washington, DC; 105 rooms.

•	Residence Inn by Marriott® San Diego Mission Valley — San Diego, CA.; 192 rooms.
     The unaudited pro forma financial information is not necessarily indicative of what Chatham’s results of operations or financial condition would have been assuming such transactions had been completed at the beginning of the periods presented, nor is it indicative of Chatham’s results of operations or financial condition for future periods. In management’s opinion, all material adjustments necessary to reflect the effects of the significant acquisitions described above have been made. In addition, the unaudited pro forma financial information is based upon available information and upon assumptions and estimates, some of which are set forth in the notes to the unaudited pro forma financial information, which we believe are reasonable under the circumstances. The unaudited pro forma financial information and accompanying notes should be read in conjunction with the historical financial statements and notes thereto of Chatham in Chatham’s 2010 Form 10-K and the Quarterly Reports on Form 10-Q for the six months ended June 30, 2011.

CHATHAM LODGING TRUST
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2011
(In thousands, except share data)

	Chatham			Pro Forma
	Lodging		Pro Forma	Chatham
	Trust (1)	5 Sisters (2)	Adjustments (3)	Lodging Trust
Assets:
Investment in hotel properties, net	$210,543	$193,394	$—	$403,937
Cash and cash equivalents	14,971	2,059	(1,634)	15,396
Restricted cash	15,637	(8,540)	—	7,097
Hotel receivables (net of allowance for doubtful accounts of approximately $6)	1,351	144	—	1,495
Deferred costs, net	4,546	1,510	—	6,056
Prepaid expenses and other assets	1,794	134	—	1,928

Total assets	$248,842	$188,701	$(1,634)	$435,909

Liabilities and Equity:
Debt	$12,174	$188,071	$—	$200,245
Accounts payable and accrued expenses	5,645	630	—	6,275
Distributions payable	2,464	—	—	2,464

Total liabilities	20,283	188,701	—	208,984

Commitments and contingencies

Equity:
Shareholders’ Equity:
Preferred shares, $0.01 par value, 100,000,000 shares authorized and unissued at December 31, 2010	—	—	—	—
Common shares, $0.01 par value, 500,000,000 shares authorized; 13,820,854 and 9,208,750 shares issued and outstanding at June 30, 2011 and December 31, 2010, respectively	138	—	—	138
Additional paid-in capital	238,928	—	—	238,928
Retained earnings (deficit)	(11,233)	—	(1,634)	(12,867)

Total shareholders’ equity	227,833	—	(1,634)	226,199

Noncontrolling Interests:
Noncontrolling interest in Operating Partnership	726	—	—	726

Total equity	228,559	—	(1,634)	226,925

Total liabilities and equity	$248,842	$188,701	$(1,634)	$435,909

See Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(in thousands, except share data)
     The accompanying Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2011 is based on the unaudited historical consolidated balance sheet of Chatham as of June 30, 2011, adjusted to reflect the purchase of the 5 Sisters.
     The Unaudited Pro Forma Condensed Consolidated Balance Sheet assumes the following occurred on June 30, 2011
     • Completion of the 5 Sisters
     • Payment of costs and expenses of approximately $1,634 after June 30, 2011 related to the 5 Sisters.
Notes and Management Assumptions:
1) Represents Chatham’s unaudited historical consolidated balance sheet as of June 30, 2011. Included in retained earnings (deficit) at June 30, 2011 are expenses of $900 related to the acquisition of the 5 Sisters that was expensed prior to June 30, 2011.
2) The following adjustment records the allocation of the purchase price for the 5 Sisters based on the estimated fair value of the assets received, the liabilities assumed and the consideration transferred which was partially funded through use of restricted cash amounts and borrowings.

Investment in hotel properties	193,394
Cash and cash equivalents	2,059
Restricted cash	(8,540)
Hotel receivables	144
Deferred costs	1,510
Prepaid expenses	134
Accrued expenses	(630)
Debt assumed	(134,160)
Borrowing under revolver	(53,911)
3) Represents the costs incurred by Chatham after June 30, 2011 to complete the purchase of the 5 Sisters:

Closing costs	$644
Accounting fees related to audit and review	200
Legal fees	790

$1,634

CHATHAM LODGING TRUST
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30 , 2011
(In thousands, except share and per share data)

	Chatham				Pro Forma
	Lodging		Pro Forma		Chatham
	Trust (1)	5 Sisters(2)	Adjustments		Lodging Trust
Revenue:
Hotel operating:
Room	$26,628	$15,593	$—		$42,221
Other	762	1,207	—		1,969

Total revenue	27,390	16,800	—		44,190

Expenses:
Operating expenses:
Room	6,212	3,204	—		9,416
Other	10,032	5,958	82	(3&4)	16,072

Total hotel operating expense	16,244	9,162	82		25,488

Depreciation and amortization	5,249	2,913	(482)	(5)	7,680
Property taxes and insurance	2,100	1,168	—		3,268
General and administrative	2,852	—	—		2,852
Hotel property acquisition costs	1,483	—	(1,368)	(6)	115

Total operating expenses	27,928	13,243	(1,768)		39,403

Operating income (loss)	(538)	3,557	1,768		4,787
Interest and other income	12	—	—		12
Interest expense, including amortization of deferred fees	(1,415)	(4,235)	(1,199)	(7)	(6,849)

Income (loss) from continuing operations before income tax expense	(1,941)	(678)	569		(2,050)
Income tax expense	(14)	—	(100)	(8)	(114)

Income(loss) from continuing operations	$(1,955)	$(678)	$469		$(2,164)

Earnings per share data:
Basic and diluted — continuting operations	(0.15)				$(0.16)

Basic and diluted — weighted average shares	12,784,515			(9)	13,820,854
See Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2011
(in thousands, except share data)
1)	Represents the unaudited historical results of operations of Chatham for the six months ended June 30, 2011.
2)	Represents the combined unaudited results of operations of the 5 Sisters for the six months ended June 30, 2011.
3)	Reflects the adjustment to amortization of franchise fees of ($2) based on the franchise application fees paid of $389 and the remaining terms of the new franchise applications, which are 10 years from the closing of the purchase of the Doubletree Suites Washington DC hotel, 15 years from the closing of the Homewood Suites San Antonio Hotel and 20 years from the closing of the Residence Inn San Diego, Residence Inn Tyson’s Corner and Residence Inn Anaheim hotels.
4)	Reflects the adjustment to base management fees for contractual differences on the 5 Sisters of $84. The previous management agreement required a 2% base management fee through October 31, 2010 which could be increased to 2.5%, but was not increased. The new base management fee is 2.5% of gross revenues.
5)	Reflects net decrease to depreciation expense based on Chatham’s cost basis in the 5 Sisters and their accounting policy for depreciation of ($482). Depreciation is computed using the straight-line method over the estimated useful lives of the assets, 5 years for furniture and equipment, 15 years for land improvements and 40 years for buildings and improvements.
6)	Reflects the adjustment for one-time hotel acquisition costs related to the 5 Sisters which are not recurring and thus excluded from the pro forma results of operations.
7)	Reflects the increase to interest expense and loan amortization costs associated with assumption of the existing loans upon the purchase of the 5 Sisters of ($1,199). Chatham assumed five loans for $134,160 after it repaid $25,000 of the loans outstanding. The loans mature in October 2016 and bear an average interest rate of 6.0%. The loan origination costs are approximately 1% of the loan value.
8)	Reflects the adjustment to recognize income tax expense at an effective rate of 40% on the taxable income of Chatham’s TRS for the 5 Sisters of $100.
9)	Reflects number of common shares issued and outstanding as if Chatham’s secondary offering on February 8, 2011 had occurred on January 1, 2011.

CHATHAM LODGING TRUST
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2010
(In thousands, except share and per share data)

	Chatham	2010 Material Acquisitions								Pro Forma
	Lodging	Initial	Houston	Holtsville	Moody			Pro Forma		Chatham
	Trust (1)	Hotels (2)	Hotel (3)	Hotel (4)	Acquisition (5)	New Rochelle (6)	5 Sisters (7)	Adjustments		Lodging Trust
Revenue:
Hotel operating:
Room	$24,743	$6,634	$1,931	$2,651	$7,656	$4,422	$31,533	$—		$79,570
Other operating	727	170	46	67	307	219	2,016	—		3,552

Total revenue	25,470	6,804	1,977	2,718	7,963	4,641	33,549	—		83,122

Expenses:
Operating expenses:
Room	5,989	1,352	368	595	1,687	1,028	6,108	—		17,127
Other operating	9,036	2,893	876	1,020	3,338	1,857	11,533	33	(8&9)	30,586

Total hotel operating expense	15,025	4,245	1,244	1,615	5,025	2,885	17,641	33		47,713

Depreciation and amortization	2,564	—	218	225	1,225	776	5,941	761	(10)	11,710
Property taxes and insurance	1,606	525	144	144	645	496	2,694	—		6,254
General and administrative	3,547	—	—	—	77	—	—	676	(11)	4,300
Hotel property acquisition costs	3,189	—	—	—	—	—	—	(3,189	)(12)	—
Impairment costs	—	—	—	—	—	—	3,348	—		3,348

Total operating expenses	25,931	4,770	1,606	1,984	6,972	4,157	29,624	(1,719)		73,325
Operating income (loss)	(461)	2,034	371	734	991	484	3,925	1,719		9,797
Gain on insurance proceeds	—	—	—	—	149	—	—	(149	)(13)	—
Interest and other income	193	—	—	—	—	—	—	—		193
Interest expense, including amortization of deferred fees	(932)	(1,084)	(402)	(422)	(1,527)	(705)	(10,749)	3,128	(14)	(12,693)

Income (loss) from continuing operations before income tax expense	(1,200)	950	(31)	312	(387)	(221)	(6,824)	4,698		(2,703)
Income tax expense	(17)	—	—	—	—	—	—	(300	)(15)	(317)

Income(loss) from continuing operations	$(1,217)	$950	$(31)	$312	$(387)	$(221)	$(6,824)	$4,398		$(3,020)

Earnings per share data:
Basic and diluted — continuting operations	$(0.20)									$(0.22)

Basic and diluted — weighted average shares	6,377,333								(16)	13,820,854
See Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2010
(in thousands, except share data)
1)	Represents Chatham’s historical operating expense for the period from April 21, 2010 to December 31, 2010. There were no results of operations for Chatham for the period from January 1, 2010 to the closing of the IPO on April 21, 2010.
2)	Represents the combined unaudited historical results of operations of the Initial Hotels from January 1, 2010 to the acquisition date of April 23, 2010.
3)	Represents the unaudited historical results of operations of the Houston Hotel from January 1, 2010 to the acquisition date of July 2, 2010.
4)	Represents the unaudited historical results of operations of the Holtsville Hotel January 1, 2010 to the acquisition date of August 3, 2010.
5)	Represents the combined unaudited historical results of operations of the Moody Acquisition from January 1, 2010 to the acquisition date of August 24, 2010 for the Altoona and Washington Hotels and September 23, 2010 for the White Plains Hotel.
6)	Represents the unaudited historical results of operations for the New Rochelle Hotel from January 1, 2010 to the acquisition date of October 3, 2010.
7)	Represents the combined audited results of operations of the 5 Sisters for the year ended December 31, 2010.
8)	Reflects the adjustment to amortization of franchise fees of $44 based on the franchise application fees paid of $1,138 and the remaining terms of the new franchise applications, which are 15 years from the closing of the purchase of the Initial Hotels, Holtsville Hotel and 1 of the 5 Sisters, 10 years from the closing of the Houston Hotel and 1 of the 5 Sisters and 20 years from the closing of the Moody Acquisition Hotels, New Rochelle Hotel and 3 of the 5 Sisters.
9)	Reflects the adjustment to management fees of ($11) for contractual differences between the fees required to be paid under the old management agreements vs. the new contracted fees as follows (in thousands):

	Description	New Fees	Old Fees	Adjustment
Houston Hotel	Management fee	59	99	(40)
Moody Acqusition	Accounting Fee	6	32	(26)
Moody Acqusition	Asset management fee	—	113	(113)
5 Sisters	Management fee	839	671	168

		904	915	(11)

10)	Reflects net increase to depreciation expense based on Chatham’s cost basis in the Initial, Houston, Holtsville, Moody Acquisition and New Rochelle Hotels and their accounting policy for depreciation and a net decrease to depreciation expense for the 5 Sisters. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, 5 years for furniture and equipment, 15 years for land improvements and 40 years for buildings and improvements.
11)	Chatham was formed on October 26, 2009 and completed its IPO on April 21, 2010 and thus there was no corresponding corporate general and administrative expense until April 21, 2010. Reflects the adjustment to include corporate general and administrative expenses for the period from January 1, 2010 to April 20, 2010, including:

a.	Salaries and benefits of $337, of which $298 is to be paid to Chatham’s executive officers, who are currently Jeffrey H. Fisher, the Chairman, President and Chief Executive Officer, Peter Willis, Executive Vice President and Chief Investment Officer, Dennis Craven, Executive Vice President and Chief Financial Officer.

b.	Amortization of restricted shares of $67 to Messrs. Fisher, Willis and Craven based on a three-year vesting period. The aggregate estimated value of the restricted share awards are $295 to Mr. Fisher, $197 to Mr. Willis and $176 to Mr. Craven.

c.	Amortization of LTIP unit awards of $236 to Messrs. Fisher, Willis and Craven based on a five-year vesting period. The aggregate undiscounted estimated value of the LTIP unit awards are $3,979 for Mr. Fisher, $652 for Mr. Willis and $525 for Mr. Craven. After applying the share-based payment accounting guidance, the estimated discounted values of the LTIP awards are $3,020 for Mr. Fisher, $495 for Mr. Willis and $398 for Mr. Craven. The discounted value is used for the purposes of determining the amortization.

d.	Cash compensation of $100 and restricted share compensation of $170 to the Trustees.

e.	Directors and officers insurance of $86.

f.	General office expenses including rent of $25.

g.	Adjustment to remove insurance claim costs associated with the Maitland hotel of $25.

h.	Adjustment to remove severance costs associated with the departure of the former CFO of $320.
12)	Reflects the adjustment for one-time hotel acquisition costs which are not recurring and thus excluded from the pro forma results of operations.
13)	Reflects the adjustment for one-time gain on an insurance claim at the White Plains Hotel which is not recurring and excluded from the pro forma results of operations.
14)	Reflects the net decrease to interest expense, including amortization of deferred fees of $3,128. $4,669 represents the adjustment to interest expense and ($1,541) represents additional expense related to the amortization of loan costs for the assumed loans at Altoona, Washington and the 5 Sisters along with the loan costs associated with Chatham’s secured line of credit. The interest expense adjustment is associated with defeasing the existing loans upon the purchase of the Initial, Houston, Holtsville, Moody Acquisition and New Rochelle Hotels except for loans on the Altoona and Washington hotels, two of the three hotels comprising the Moody Acquisition Hotels and the assumption of the loans for the 5 Sisters, which were assumed by Chatham. Except for the seven assumed loans, RLJ, Moody, the Holtsville Group, Moody Acquisition and New Rochelle Hotel, are required under the terms of the purchase and sale agreements to cause the defeasance of the loans to occur on or before the closing of the purchase of the hotels. Except for the seven assumed loans, the purchase price for the Initial, Houston, Holtsville, Moody Acquisition and New Rochelle Hotels was fully funded from equity proceeds of the IPO. Chatham assumed the $6,979 loan on the Altoona hotel. The loan matures on April 1, 2016 and bears interest at a rate of 5.96%. Chatham also assumed the $5,455 loan on the Washington hotel. The loan matures on April 1, 2015 and bears interest at a rate of 5.84%. Chatham assumed five loans for $134,160 for the 5 Sisters after it repaid $25,000 of the loans outstanding. The loans mature in October 2016 and carry an average interest rate of approximately 6.0%. Chatham has borrowings on the Line of Credit of $57 million. The loan matures in October 2013 and bears interest at a rate of 4.5%.
15)	Reflects the adjustment to recognize income tax expense at an effective rate of 40% on the taxable income of Chatham’s TRS.
16)	Reflects number of common shares issued and outstanding as if Chatham’s IPO, private placements and secondary offering transactions had occurred on January 1, 2010.